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                                                                     EXHIBIT 3.2

                                  PULITZER INC.

                                     BY-LAWS


                                   ARTICLE I

                                     OFFICES

         Section 1. The registered office of Pulitzer Inc. (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The annual meeting of stockholders may be held at such place, within or without the State of Delaware, as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. The annual meeting of stockholders shall be held on the third Wednesday of April in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 2:00 P.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a

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plurality vote by written ballot a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, may be called by the affirmative vote of the entire board of directors, the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of the holders of record of at least 50.1 % of the aggregate voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, acting together as a single class. Such request shall state the purpose or purposes of the proposed meeting.

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         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the aggregate voting power of the shares of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the aggregate voting power of the shares of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Restated Certificate of

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Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. At every meeting of the stockholders, each stockholder shall be entitled to vote, in person or by proxy granted by the stockholder in accordance with Section 212 of the General Corporation Law of Delaware, each share of the capital stock having voting power held by such stockholder in accordance with the provisions of the Restated Certificate of Incorporation and, if applicable, the certificate of designations relating thereto, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 11. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. The Secretary shall file such consents with the minutes of the meetings of the stockholders.

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         Section 12. At all meetings of stockholders, the chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.

         Section 13. If the object of a stockholders meeting is to elect directors or to take a vote of the stockholders on any proposition, then, the chairman of the meeting shall appoint not less than two persons, who are not directors, as inspectors to receive and canvass the votes given at such meeting and certify the result to him.

         Section 14. Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE III

                                    DIRECTORS

         Section 1. (a) The whole board of directors of the Corporation shall consist of ten (10) directors and the number of directors which shall constitute the whole board may be increased or decreased by resolution of the board of directors, but in no case shall be less than six (6) directors. Directors shall be nominated only as provided in the Restated Certificate of Incorporation, and shall have such qualifications as may be prescribed by these by-laws. Directors need not be stockholders.

         (b) The board of directors shall be divided into three classes, as nearly equal in number as possible. In the event of any increase or decrease in the number of directors, the additional director(s) shall be added to or subtracted from such class(es) as the board of directors may determine, provided that all classes remain as nearly equal in number as possible.

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         (c) The first classified Board of Directors of the Corporation shall be elected by the sole stockholder, as follows: Class A directors shall be elected for a term expiring at the 1999 annual meeting of stockholders, Class B directors for a term expiring at the 2000 annual meeting of stockholders, and Class C directors for a term expiring at the 2001 annual meeting of stockholders.

         (d) Commencing with the 1999 annual meeting of stockholders, the directors shall be elected at annual meetings of stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal. At each annual meeting of stockholders, the successors to the Class of directors whose term shall then expire shall be elected for a term expiring at the third succeeding annual meeting of stockholders after such election.

         Section 2. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation then outstanding (other than the Common Stock and the Class B Common Stock), vacancies in the board of directors for any reason, including by reason of an increase in the authorized number of directors, shall, if occurring prior to the expiration of the term of office of the Class in which the vacancy occurs, be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders of the Corporation or until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

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         Section 3. The property and business of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 4. Directors must be nominated in accordance with the procedure set out in Section 3 of Article V of the Restated Certificate of Incorporation. No person shall be qualified to be elected and to hold office as a director if such person is determined by the affirmative vote of a majority of the entire board of directors to have violated either Federal or state law, in a manner contrary to the best interests of the Corporation, to have interests not properly authorized in conflict with the interests of the Corporation, or to have breached any agreement between such director and the Corporation relating to such director's services as a director or employee of the Corporation.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. The board of directors of the Corporation, or any committees thereof, may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 6. A regular annual meeting of the board of directors, including newly elected directors, shall be held at such time and place as the board of directors shall determine, and no notice of such meeting to the directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

         Section 7. Additional regular meetings of the board of directors shall beheld quarterly in the months of January, July and October upon such notice, or without notice, and on such date and time and at such place as shall from time to time be determined by the board of directors.

         Section 8. The Chairman of the Board or the President of the Corporation and the Secretary may call a special meeting of the board of directors at any time by giving notice,

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specifying the business to he transacted at and the purpose or purposes of the meeting, to each member of the board at least twenty-four (24) hours before the time designated.

         Section 9. At all meetings of the board, a majority of the full board of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. The act of at least a majority of the full board of directors shall be the act of the board of directors with respect to any matter if the Executive Committee had considered that matter previously and had not acted unanimously (or as otherwise specified by the board of directors, as provided in Section 18 of this Article) with respect thereto.

         Section 11. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee (including any subcommittee) thereof, may be taken without a meeting if all members of the board, committee or subcommittee, as the case may be, consent thereto in writing or by electronic transmission, setting forth the action so taken, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, committee or subcommittee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         Section 12. Unless otherwise restricted by the Restated Certificate of Incorporation or these by-laws, members of the board of directors, or any committee thereof, may participate in a


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meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 13. There shall be the following seven standing committees of the board of directors: an Audit Committee, a Compensation Committee, a Corporate Governance Committee, an Executive Committee, a Finance Committee, a Nominating Committee and a Planning Committee. The board of directors may from time to time establish one or more other committees. Committees of the board of directors may from time to time establish one or more subcommittees. The members of each committee of the board of directors (including advisory members) shall be designated by resolution adopted by a majority of the whole board. The board of directors shall appoint one or more of the members of each committee to act as Chairperson(s) of the committee.

         Each committee of the board of directors shall have such authority, duties and responsibilities as specified in these by-laws or as the board may from time to time determine by resolution adopted by a majority of the whole board. Each committee shall meet as often as it determines to be appropriate to carry out its duties and responsibilities. These by-laws shall govern the meetings of each committee and subcommittee.

         Section 14. At all meetings of any committee of the board of directors, the presence of a majority of the full committee shall constitute a quorum for the transaction of business. At all meetings of any committee, the act of a majority of the committee members present at any meeting at which there is a quorum present shall be the act of the committee, except in the case of the Executive Committee and the Nominating Committee, or as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these by-laws. If a quorum shall

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not be present at any committee meeting, the committee members present thereat may adjourn the committee meeting from time to time, without notice other than announcement at the committee meeting, until a quorum shall be present.

         Section 15. The Audit Committee shall consist of at least three members of the board of directors, each of whom shall meet the then-applicable independence requirements of the New York Stock Exchange (the "NYSE"), Rule 10A-3 under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Each member of the Audit Committee shall serve until the earlier of (i) the date on which the member ceases to meet the independence requirements of then-applicable laws, rules and regulations or (ii) the date on which the member is no longer a member of the board or the Audit Committee.

         Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the board of directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have accounting or related financial management expertise, as the board of directors interprets such qualification in its business judgment.

         Section 16. The Compensation Committee shall consist of at least three members of the board of directors, including the director or directors who hold the position or positions of Chairman of the Board and President, and one or more other directors who do not hold an officer position with the Corporation. At least one member of the Compensation Committee shall meet the then-applicable director independence requirements of the NYSE. Members of the Compensation Committee should be experienced and have familiarity with matters relating to

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executive compensation, as such qualifications are interpreted by the board of directors in its business judgment.

         Section 17. The Corporate Governance Committee shall consist of at least three members of the board of directors, at least one of whom shall meet the then-applicable director independence requirements of the NYSE. Members of the Corporate Governance Committee should have familiarity with matters relating to corporate governance, as such qualification is interpreted by the board of directors in its business judgment.

         Section 18. The Executive Committee shall consist of at least three members of the board of directors, including the director or directors who hold the position or positions of Chairman of the Board and President, and one or more other directors who do not hold an officer position with the Corporation. Unless otherwise restricted by statute, the Restated Certificate of Incorporation or these by-laws, the Executive Committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation.

         At all meetings of the Executive Committee (unless otherwise specified by the board of directors in referring any matter to the Executive Committee), the unanimous act of all of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. In the event the Executive Committee does not act unanimously (or as otherwise specified by the board of directors) with respect to any matter, it shall refer that matter to the board of directors.

         Section 19. The Finance Committee shall consist of at least two members of the board of directors and, in the discretion of the board of directors, up to two additional persons, each of whom, if such person is not a director, shall be an advisory member. The Finance Committee


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shall have and may exercise all of the authority of the board of directors with respect to (i) approval or disapproval of contracts relating to capital expenditures and obligating the Corporation for an amount, individually and in the aggregate for any fiscal year, which is within a range to be determined from time to time by the board of directors, (ii) designation of depositories for monies and other valuable effects of the Corporation and (iii) designation of signatories on all checks, demands for money and bank or other similar accounts of the Corporation.

         Section 20. The Nominating Committee shall consist of at least three members of the board of directors. At all meetings of the Nominating Committee, the act of a majority of the members of the whole committee at which there is a quorum present shall be the act of the Nominating Committee.

         Section 21. The Planning Committee shall consist of all of the members of the board of directors and, in the discretion of the board of directors, such additional persons as the board of directors shall from time to time determine, each of whom shall be an advisory member. The Planning Committee shall assist the board of directors in reviewing the performance of the Corporation and in considering short and long term plans and strategies for the Corporation.

         Section 22. No committee of the board of directors shall have the power or authority to (i) approve or adopt, or recommend to the stockholders of the Corporation, any action or matter expressly required by the Delaware General Corporation Law, as it may be amended from time to time, to be submitted to stockholders for approval, (ii) adopt, amend or repeal any by-law of the Corporation, (iii) declare a dividend, (iv) authorize the issuance of shares of capital stock of the Corporation, or (v) approve expenditures of any nature exceeding the greater of $10,000,000

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or 10% of the consolidated book value of the Corporation and its subsidiaries as of the last day of the preceding fiscal year as determined by the Corporation's certified public accountants.

         Section 23. Each standing committee, including any subcommittee thereof, of the board of directors, other than the Planning Committee, shall keep minutes of its meetings. Each committee shall report regularly to the board of directors. Each subcommittee shall report regularly to the appropriate committee.

                            COMPENSATION OF DIRECTORS

         Section 24. Unless otherwise restricted by the Restated Certificate of Incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. All directors may be paid their expenses, if any, of attendance at each meeting of the board of directors or any committee (including any subcommittee) thereof. Directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at each meeting of the board of directors or any committee (including any subcommittee) thereof and/or a stated salary as director and/or a member of any committee (including any subcommittee) of the board of directors and may participate in any benefit plans, including equity plans, of the Corporation if and to the extent permitted thereby. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, unless otherwise specifically prohibited by statute, the Restated Certificate of Incorporation or these by-laws.

                              REMOVAL OF DIRECTORS

         Section 25. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock and the Class B Common Stock) then outstanding, (a) any director, or the entire board of directors, may be removed from office at any time prior to the expiration of such director's term of office, with or without cause, only by the affirmative vote of the holders of record of at least 66-2/3% of the

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aggregate voting power of all outstanding shares of capital stock of the
Corporation then entitled to vote generally in the election of directors, voting together as a single class, at a special meeting of stockholders called expressly for that purpose; provided that, any director may be removed from office by the affirmative vote of a majority of the entire board of directors, at any time prior to the expiration of such director's term of office, as provided by law, in the event a director fails to meet the qualifications stated in these by-laws for election as a director or in the event such director is in breach of any agreement between such director and the Corporation relating to such director's service as a director or employee of the Corporation.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 26. The Corporation shall have the right to indemnify directors, officers and agents of the Corporation to the fullest extent permitted by the General Corporation Law of Delaware and by the Restated Certificate of Incorporation, as both may be amended from time to time.

                              CHAIRMAN OF THE BOARD

         Section 27. The Board of Directors shall choose one of its members to serve as the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the board of directors and the stockholders.

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                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Restated Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall be construed to mean written or printed notice given either personally or by mail, facsimile or electronic transmission addressed to such director or stockholder, at such person's address as it appears on the records of the Corporation, with postage or other charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or upon confirmation of transmission if sent by facsimile or electronic transmission. Notice to directors may also be given by telephone.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic submission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         Section 3. Attendance at a meeting shall constitute a waiver of notice except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 4. Neither the business to be transacted at, nor the purpose of, any regular meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.


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                                   ARTICLE V

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the board of directors at its first meeting after each annual meeting of the stockholders and shall be a President, a Vice President-Finance, a Treasurer and a Secretary. The board of directors may also choose one or more additional Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person. Vice Presidents may be given distinctive designations such as Executive Vice President or Senior Vice President.

         Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

         Section 3. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

                                  THE PRESIDENT

         Section 4. The President shall be the chief executive officer of the Corporation, shall be subject to the direction of the board of directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the Chairman of the Board, or in the case the Chairman of the Board shall resign, retire, become deceased or otherwise cease or be unable to

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act, the President shall also perform the duties and exercise the powers of the
Chairman of the Board.

                               THE VICE PRESIDENTS

         Section 5. The Vice Presidents shall have such powers and perform such duties as may from time to time be assigned to them by the board of directors or the President.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 6. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the board of directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

         Section 7. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors.

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                     THE TREASURER AND ASSISTANT TREASURERS

         Section 8. The Treasurer, under the supervision of the Vice President-Finance, shall have charge of all the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the board of directors or the Finance Committee.

         Section 9. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by or at the direction of the Vice President-Finance or the board of directors, taking proper vouchers for such disbursements, and subject to the supervision of the Vice President-Finance, shall render to the President and the board of directors, when they or either of them so require, an account of such officer's transactions as Treasurer and of the financial condition of the Corporation.

         Section 10. If required by the board of directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the Corporation and in the possession or under the control of the Treasurer.

         Section 11. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (of if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of

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the Treasurer and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors.

         Section 12. In addition to the corporate officers elected by the board of directors pursuant to this Article V, the President may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designated with such titles as the President may deem appropriate. The President may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments. Such appointments and termination of appointments shall be reported to the board of directors.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. Every holder of shares of capital stock in the Corporation shall be entitled to have a certificate sealed with the seal of the Corporation and signed by, or in the name of the Corporation by, the Chairman of the Board or the President and by the Treasurer or an Assistant/Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the

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foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar held such position at the date of issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of capital stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession,

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assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                               GENERAL PROVISIONS

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                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to provisions of any statute, the Restated Certificate of Incorporation and these by-laws.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     CHECKS

         Section 4. All checks or demands for money of the Corporation shall be signed by such officer or officers or such person or persons as the board of directors or the Finance Committee may from time to time designate.

                                   FISCAL YEAR

         Section 5. The fiscal year of the Corporation shall be a 52 to 53 week period which ends on the last Sunday in December.

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                                      SEAL

         Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    CONTRACTS

         Section 7. An officer of the Corporation may sign any note, bond, or mortgage of the Corporation in furtherance of the Corporation's ordinary business and in order to implement any action authorized by these by-laws.

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. The by-laws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the by-laws as they exist from time to time may be adopted, only by the majority of the entire board of directors or by the affirmative vote of the holders of record of at least 66-2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware.

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